CHIEF COMPLIANCE OFFICER
SERVICES AGREEMENT
THIS AGREEMENT (the “Agreement”) is made as of this 10th day of March, 2009 by and among the trusts listed in Appendix A (the “Trusts”), on behalf of themselves and each of their funds (the “Funds”), John Hancock Investment Management Services, LLC (“JHIMS”) and John Hancock Advisers, LLC (“JHA”) (JHIMS and JHA are collectively referred to as “John Hancock”) and the Trust’s Chief Compliance Officer, Frank Knox (the “CCO).
WHEREAS, Rule 38a-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), requires each Trust to: (i) establish a compliance program that is reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1); and (ii) designate an individual to serve as the CCO, with overall responsibility for administering the Trust’s compliance program;
WHEREAS, each Trust desires to retain the CCO to provide the services set forth below to the Trust and each of its Funds and the CCO is willing to furnish such services in the manner and on the terms hereinafter set forth; and
WHEREAS, each Trust desires to retain John Hancock to provide administrative services to the CCO as described below and John Hancock is willing to furnish such services in the manner and on the terms hereinafter set forth.
NOW, THEREFORE, each Trust, the CCO and John Hancock hereby agree as follows:
1. CCO and CCO Services. Subject to the general supervision of the Boards of Trustees of the Trusts (the “Board”), the CCO will provide the Trusts and each of the Funds the CCO services set forth below as are reasonably necessary for the operation of the Trusts and each Fund (the “CCO Services”). The CCO Services include, but are not limited to
(1)	coordinating the implementation of policies and procedures reasonably designed to prevent violation of federal securities laws by the Funds, including policies and procedures that provide for the oversight of compliance by each investment adviser, subadviser, principal underwriter, administrator, and transfer agent of the Funds;

(2)	reviewing, at least annually, the adequacy of the policies and procedures of the Funds and each investment adviser, subadviser, principal underwriter, administrator and transfer agent of the Funds; and

(3)	providing, at least annually, a written report to the Board that at minimum, addresses:
(a)	the operation of the policies and procedures of the Funds and each investment adviser, subadviser, principal underwriter, administrator, and transfer agent of the Funds, any material changes made to those policies and procedures since the date of the last report, and any material changes to the policies and procedures recommended as a result of the annual review described in Section 1.2 above; and

(b)	each material compliance matter that occurred since the date of the last report.
In connection with the provision of the CCO Services by the CCO, John Hancock will at the expense of the Trusts:
(1)	either provide such staff and personnel to the CCO as are reasonably necessary to perform the CCO Services or assist the CCO in hiring such staff and personnel;

(2)	provide the Trusts with all office space, office equipment, utilities and other office support as the CCO may reasonably request to perform the CCO Services (“Office Support”);

(3)	provide the CCO with computer hardware and software (and the development thereof) used to support CCO Services and IT support relating to such computer hardware and software; and

(4)	provide the CCO with such other services as the CCO may reasonably request in order to perform his or her duties as the CCO of the Funds including, without limitation, services provided by third parties such as Charles River, GainsKeeper and Confluence, Bloomberg that are related to John Hancock’s provision of CCO Services to the Funds;
Expenses of providing the services set forth in (1) through (4) above to be paid by the Trust include overhead expenses (including Manulife Financial Corporation (“Manulife”) corporate overhead) related to Office Support and personnel who provide services to each Fund pursuant to this Agreement (the “Reimbursement”), provided that overhead expenses related to Office Support shall not exceed levels that are allocated ordinarily to other Manulife business units. John Hancock shall determine, subject to Board approval, the expenses to be reimbursed by each Fund pursuant to this Agreement (the “Reimbursement”); provided, however, that such expenses shall not exceed levels that are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. The Reimbursement shall be calculated and paid monthly in arrears.
The CCO Services do not include services performed and personnel provided pursuant to contracts with the Trust or the Funds by third-party custodians, transfer agents and other service providers.
2.	Compensation. In consideration for the CCO Services provided by the CCO pursuant to this Agreement, each Fund will pay the CCO such compensation as may be approved by the Board in accordance with Rule 38a-1 from time to time. Any services provided to the CCO or the Funds relating to the CCO Services by a person or entity other than John Hancock and its affiliates, including, without limitation, services provided by attorneys not affiliated with John Hancock, are not covered under this Agreement and are an expense of the Funds.

3.	No Partnership or Joint Venture. Each Trust, on behalf of itself and each of its Funds, John Hancock and the CCO are not partners of or joint venturers with each other, and nothing herein shall be construed so as to make any of the Trusts, on behalf of itself or any of its Funds, John Hancock or the CCO partners or joint venturers or impose any liability as such on the Trust, any Fund, John Hancock or the CCO.

4.	Limitation of Liability. Neither the CCO nor John Hancock shall be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except losses resulting from willful misfeasance, bad faith or negligence by the CCO or John Hancock in the performance of its duties or from reckless disregard by the CCO or John Hancock of its obligations under this Agreement. Any person, even though also employed by John Hancock, who may be or become an employee of and paid by any of the Trusts shall be deemed, when acting within the scope of his or her employment by the Trust, to be acting in such employment solely for the Trusts and not as John Hancock’s employee or agent.

5.	Duration and Termination of Agreement. This Agreement shall remain in effect until the second anniversary of the date on which it was executed, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a majority of the Board and a majority of the Independent Trustees. The Agreement may be terminated: (a) at any time on written notice without the payment of any penalty by any of the Trusts on behalf of itself or any of its Funds (by vote of a majority of the Trustees of the Trust); or (b) on 30 days’ written notice to the Trusts by the CCO or John Hancock.

6.	Amendment. No provision of this Agreement may be amended, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

7.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice of law provisions thereof.

8.	Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A copy of the Declaration of Trust of each Trust which is organized as a Massachusetts business trust is on file with the Secretary of State of the Commonwealth of Massachusetts and provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be subject to any personal liability in connection with Trust property or the affairs of the Trust, but that only the assets belonging to the Trust, or to the particular Fund with respect to which an obligation or claim arose, shall be liable.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized Officers e date first written above.

/s/ Frank Knox
Frank Knox, CCO of the Trusts

John Hancock Investment Management Services, LLC
By:	/s/ John Danello
John J. Danello
Senior Vice President

John Hancock Advisers, LLC
By:	/s/ John Danello
John J. Danello
Senior Vice President

By the Trusts Listed Below
By:	/s/ Thomas M. Kinzler
Thomas M. Kinzler

JOHN HANCOCK FUNDS III On Behalf of each of its Series

JOHN HANCOCK BOND TRUST on behalf of each of its series

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME on behalf of each of its series

JOHN HANCOCK CAPITAL SERIES on behalf of each of its series

JOHN HANCOCK CURRENT INTEREST on behalf of each of its series

JOHN HANCOCK EQUITY TRUST on behalf of each of its series

JOHN HANCOCK INVESTMENT TRUST on behalf of each of its series JOHN HANCOCK INVESTMENT TRUST I1 on behalf of each of its series

JOHN HANCOCK INVESTMENT TRUST I11 on behalf of each of its series

JOHN HANCOCK MUNICIPAL SERIES TRUST
on behalf of each of its series

JOHN HANCOCK SERIES TRUST
on behalf of each of its series

JOHN HANCOCK SOVEREIGN BOND FUND
on behalf of each of its series

JOHN HANCOCK STRATEGIC SERIES
on behalf of each of its series

JOHN HANCOCK TAX-EXEMPT SERIES FUND
on behalf of each of its series

JOHN HANCOCK WORLD FUND
on behalf of each of its series

JOHN HANCOCK BANK & THRIFT OPPORTUNITY FUND

JOHN HANCOCK INCOME SECURITIES TRUST

JOHN HANCOCK INVESTORS TRUST

JOHN HANCOCK PATRIOT PREMIUM DIVIDEND FUND II

JOHN HANCOCK PREFERRED INCOME FUND

JOHN HANCOCK PREFERRED INCOME FUND II

JOHN HANCOCK PREFERRED INCOME FUND III

JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND

JOHN HANCOCK TAX-ADVANTAGED GLOBAL SHAREHOLDER YIELD FUND

APPENDIX A
JOHN HANCOCK FUNDS III
JOHN HANCOCK BOND TRUST
JOHN HANCOCK CALIFORNIA TAX-FREE INCOME
JOHN HANCOCK CAPITAL SERIES
JOHN HANCOCK CURRENT INTEREST
JOHN HANCOCK EQUITY TRUST
JOHN HANCOCK INVESTMENT TRUST
JOHN HANCOCK INVESTMENT TRUST II
JOHN HANCOCK INVESTMENT TRUST III
JOHN HANCOCK MUNICIPAL SERIES TRUST
JOHN HANCOCK SERIES TRUST
JOHN HANCOCK SOVEREIGN BOND FUND
JOHN HANCOCK STRATEGIC SERIES
JOHN HANCOCK TAX-EXEMPT SERIES FUND
JOHN HANCOCK WORLD FUND
JOHN HANCOCK BANK & THRIFT OPPORTUNITY FUND
JOHN HANCOCK INCOME SECURITIES TRUST
JOHN HANCOCK INVESTORS TRUST
JOHN HANCOCK PATRIOT PREMIUM DIVIDEND INCOME FUND II
JOHN HANCOCK PREFERRED INCOME FUND
JOHN HANCOCK PREFERRED INCOME FUND II
JOHN HANCOCK PREFERRED INCOME FUND III
JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND
JOHN HANCOCK TAX-ADVANTAGED GLOBAL SHAREHOLDER YIELD FUND